SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 10, 2001

Genencor International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-31167	16-1362385

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

925 Page Mill Road, Palo Alto, California		94304

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(650) 846-7500

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

      In response to the Securities and Exchange Commission’s adoption of Rule 10b5-1 under the Securities Exchange Act of 1934, Genencor International, Inc. (the “Registrant”) approved amendments to the Registrant’s insider trading policy on July 20, 2001 to permit its directors, executive officers and key employees to enter into trading plans for systematic trading in the Registrant’s securities. Pursuant to the Registrant’s policies, its executive officers are required to enter into such trading plans and the Registrant has been advised that all of its executive officers have entered into trading plans under Rule 10b5-1 for trading in the Registrant’s securities. The Registrant anticipates that, as permitted by Rule 10b5-1 and the Registrant’s insider trading policy, some or all of its directors and key employees may also establish trading plans in the Registrant’s securities in the future.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GENENCOR INTERNATIONAL, INC.

Dated: August 10, 2001	By:	/s/ Stuart L. Melton

Stuart L. Melton
Senior Vice President